            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1999

                                                    REGISTRATION NO. 333-_______
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                            SMITH INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             95-3822631
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                               16740 HARDY STREET
                                 P.O. BOX 60068
                              HOUSTON, TEXAS 77205
                                 (281) 443-3370
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------

                                 NEAL S. SUTTON
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            SMITH INTERNATIONAL, INC.
                               16740 HARDY STREET
                                 P.O. BOX 60068
                              HOUSTON, TEXAS 77205
                                 (281) 233-5060
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ---------------

                                   Copies to:
                               ERIC A. BLUMROSEN
                      GARDERE WYNNE SEWELL & RIGGS, L.L.P.
                           1000 LOUISIANA, SUITE 3400
                              HOUSTON, TEXAS 77002
                                 (713) 276-5533
                                ---------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: From time to time after the effective date of this registration statement until such time that all of the shares registered hereunder have been sold.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

==================================== ===================== ===================  =====================  =================
                                                                Proposed              Proposed
                                                                 Maximum               Maximum
           Title of Shares               Amount to be        Offering Price           Aggregate            Amount of
          to be Registered                Registered          Per Share(1)        Offering Price(1)    Registration Fee
------------------------------------ --------------------- -------------------  ---------------------  -----------------
Common Stock, $1.00 par value.......        548,527              $41.625           $22,832,436.38           $6,347
==================================== ===================== ===================  =====================  =================
1)       Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the
         Securities Act of 1933, as amended, based upon the average of the high and low sales price for the Common Stock as quoted on the New York Stock Exchange for June 1, 1999.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT SAID SECTION 8(a), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED JUNE 4, 1999
PROSPECTUS

                                 548,527 Shares
                            Smith International, Inc.
                                  Common Stock

         The selling stockholder, who acquired shares of our common stock in connection with our acquisition of certain oilfield supply and distribution operations on May 28, 1999, may use this prospectus to sell up to 548,527 shares of our common stock. We will not receive any of the proceeds from the sale(s).

         The address of our principal executive office is 16740 Hardy Street, Houston, Texas 77032, and our telephone number is (281) 443-3370.

                                -----------------

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                                -----------------

         Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the trading symbol "SII."

                               -----------------

         The selling stockholder is offering the shares of common stock at the market price or at other prices as described in the "Plan of Distribution" section of this prospectus. On June 1, 1999, the closing price of our common stock on the New York Stock Exchange was $42.50 per share.

                                -----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                -----------------

         The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  THE DATE OF THIS PROSPECTUS IS JUNE    , 1999

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDER IS OFFERING TO SELL SHARES OF COMMON STOCK AND SEEKING OFFERS TO BUY SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.




                              ---------------------





                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Risk Factors...................................................................3
Where You Can Find More Information............................................4
Forward-Looking Statements.....................................................5
The Company....................................................................6
Recent Developments............................................................6
Use of Proceeds................................................................7
Selling Stockholder............................................................7
Plan of Distribution...........................................................7
Legal Matters..................................................................9
Experts........................................................................9

                                  RISK FACTORS

         You should carefully consider, in addition to the other information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, the risks described below before making an investment decision.

         Volatility of the oilfield services industry could affect our revenues and earnings. Demand for our products and services and, ultimately, our financial results are dependent upon the level of rigs drilling for oil and gas. The price of oil and gas and price expectations, which have historically fluctuated within a wide range, are the primary influences on worldwide drilling activity levels. In addition to energy prices, the following factors affect drilling activity and may lead to significant changes in worldwide activity levels:

         o        Overall level of global economic growth and activity;

         o Actual and perceived changes in the supply and demand for oil and natural gas;

         o        Political stability of oil-producing countries;

         o        Finding and development costs of operators; and

         o        Decline and depletion rates for oil and gas wells.

Generally, you can expect lower activity levels to negatively impact demand throughout the oilfield services industry, including demand for our products. In such a case, you should expect our revenues and earnings to be adversely affected.

         Intense competition in the oil and gas industry could affect our results of operations. Competition in the oilfield service segment of the oil and gas industry is intense and, in certain markets, is dominated by a small number of large competitors, some of which have greater financial and other resources than us.

         On a historical basis, the market price of our common stock has fluctuated widely. News announcements, changes in commodity prices and changes in the supply and demand for oil and natural gas have affected, and will continue to affect, the price volatility of our common stock.

         The anti-takeover provisions of our certificate of incorporation and our bylaws could affect our ability to consummate some reorganization transactions. Our restated certificate of incorporation and our bylaws and the adoption by our Board of Directors of a stockholder rights plan could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding capital stock and could make it more difficult to consummate certain types of transactions involving an actual or potential change in control, such as a merger, tender offer or proxy contest.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and periodic special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any supplements to this prospectus. The information filed by us with the SEC in the future will update and supersede all or some of the information that we have included in this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed. This prospectus is part of a registration statement filed with the SEC.

         o Annual Report on Form 10-K for the year ended December 31, 1998.

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         o Current Reports on Form 8-K dated January 8, 1999, February 5, 1999 and April 28, 1999.

         o The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on May 20, 1959.

         We will provide you with a copy of these filings at no cost. You may request them by writing or telephoning us at the following address:

                           Smith International, Inc.
                           Investor Relations
                           16740 Hardy Street
                           P.O. Box 60068
                           Houston, Texas  77205
                           (281) 433-3370

                           FORWARD-LOOKING STATEMENTS

         This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

         These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These statements are contained in this prospectus and in the documents incorporated by reference in this prospectus.

         These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus.

         Our risks are more specifically described in our Annual Report on Form 10-K, Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus, as well as all future filings made by us with the SEC under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

                                   THE COMPANY

         We are a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry. We provide a comprehensive line of technologically-advanced products and engineering services, including the following:

         o        drilling and completion fluid systems;

         o        solids control equipment;

         o        waste management services;

         o        three-cone drill bits;

         o        diamond drill bits;

         o        fishing services;

         o        drilling tools;

         o        underreamers;

         o        sidetracking systems;

         o        packers; and

         o        liner hangers.


         We also operate an extensive network of supply branches through which we market pipe, valves, fittings and other capital and expendable maintenance products.

         We operate through five business units, which provide products and services throughout the world. Our business units include:

         o M-I Fluids, which provides drilling and completion fluid systems and services;

         o M-I SWACO, which manufactures and markets equipment and services for solids control, pressure control, rig instrumentation and waste management;

         o Smith Bits, which manufactures and sells three-cone and diamond drill bits;

         o Smith Drilling & Completions, which manufactures and markets products and services used in drilling, workover, well completion and well re-entry operations; and

         o Wilson Supply, which markets pipe, valves, fittings and other capital and expendable maintenance products through a network of U.S. supply branches and through its majority ownership interest in CE Franklin Ltd., a Canadian oilfield supply and distribution operation.

         We were incorporated in the State of California in January 1937 and reincorporated under Delaware law in May 1983. Our executive offices are located at 16740 Hardy Street, Houston, Texas 77032 (telephone number 281/443-3370).


                              RECENT DEVELOPMENTS

         On May 28, 1999, we acquired the majority of the oilfield supply and distribution operations of the selling stockholder as well as its 52 percent ownership interest in CE Franklin Ltd., a Canadian public company engaged in the supply and distribution of materials to the oil and gas industry in Canada. Both are being combined with the existing Wilson Supply business operations.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder.




                               SELLING STOCKHOLDER

         This prospectus relates to the sale by the selling stockholder named below from time to time of up to 548,527 shares of common stock. We originally issued the shares of common stock to the selling stockholder on May 28, 1999 in connection with our acquisition of certain oilfield supply and distribution operations under the terms of a purchase and sale agreement among the selling stockholder, CE Distribution Services, Inc., Wilson Industries, Inc. and us. We are registering the shares of common stock in accordance with the terms of the purchase and sale agreement. Except as described in this prospectus, we are unaware of any material relationship between us and the selling stockholder within the past three years other than as a result of the ownership of shares of our common stock or other securities and our acquisition of assets of the selling stockholder.

         The following table provides information regarding the number of shares of common stock currently owned, offered under this prospectus and to be owned by the selling stockholder after this offering assuming all offered shares are sold in this offering.


                                   Number of
                                     Shares                       Shares Beneficially
                                  Beneficially       Shares         Owned After the
                                     Owned          Offered            Offering
                                   Before the      Under this    ---------------------
Selling Stockholder                 Offering       Prospectus    Number         Percent
-------------------                ----------      ----------    ------         -------
CONEMSCO, Inc.....................   548,527         548,527      -0-             -0-


                              PLAN OF DISTRIBUTION

         We are registering the shares on behalf of the selling stockholder. As used in this prospectus, "selling stockholder" includes donees and pledgees selling shares received from the selling stockholder after the date of this prospectus. We will pay all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The selling stockholder will pay brokerage commission and similar selling expenses, if any, attributable to the sale of shares. The selling stockholder may sell shares from time to time in one or more types of transactions, including the following:

         o        on the New York Stock Exchange or the Pacific Stock Exchange;

         o        in the over-the-counter market;

         o        in negotiated transactions;

         o through put or call options transactions relating to the shares;

         o        through short sales of shares; or

         o        through a combination of these methods of sales.

         The selling stockholder may sell shares in block transactions. The selling stockholder will sell at market prices prevailing at the time of sale, or at negotiated prices. Sales by the selling stockholder may or may not involve brokers or dealers. The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares of our common stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

         The selling stockholder may effect these transactions by selling shares directly to purchasers or to or through broker-dealers. These brokers or dealers may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal. Compensation as to a particular broker-dealer might be in excess of customary commissions.

         The selling stockholder and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling stockholder against various damages arising under the Securities Act.

         Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The prospectus delivery requirements of the Securities Act may include delivery through the facilities of the New York Stock Exchange under Rule 153 under the Securities Act. We have informed the selling stockholder that the antimanipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market.

         The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, if it meets the criteria and conforms to the requirements of that rule.

         The selling stockholder is required to notify us if it enters into any material arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Upon receipt of the notice, we will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act, disclosing:

         o the name of the selling stockholder and of the participating broker-dealer(s);

         o        the number of shares involved;

         o        the price at which the shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

         o that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transaction.

In addition, we will file a supplement to this prospectus if the selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares.

         We granted registration rights to the selling stockholder under the terms of a purchase and sale agreement dated May 28, 1999 among the selling stockholder, CE Distribution Services, Inc., Wilson Industries, Inc. and us. The selling stockholder has agreed to indemnify us against various civil liabilities, including liabilities under the Securities Act or the Exchange Act resulting from any untrue or any alleged untrue statement of a material fact or omission of a material fact in the registration statement or a prospectus supplement. The selling stockholder has agreed to indemnify us only to the extent the liability relates to information furnished in writing to us by the selling stockholder for use in the registration statement or prospectus supplement.

         In order to comply with state securities laws, if applicable, the shares will be sold only through registered or licensed brokers or dealers in states that require that sales be made through registered or licensed brokers or dealers. Some states require that the selling stockholder or the issuer of shares register or qualify shares for sale in the state, unless an exemption from registration or qualification is available and is obtained.


                                  LEGAL MATTERS

         Gardere Wynne Sewell & Riggs, L.L.P., 1000 Louisiana, Suite 3400, Houston, Texas 77002, will pass upon the validity of the shares of common stock offered under this prospectus.


                                     EXPERTS

         The consolidated financial statements and schedule as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                 548,527 Shares



                            SMITH INTERNATIONAL, INC.



                                  Common Stock







                              --------------------
                                   PROSPECTUS
                              --------------------














                                June     , 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses to be paid by the Registrant in connection with the issuance and distribution of the shares of Common Stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

         Securities and Exchange Commission registration fee............ $ 6,437
         Legal fees and expenses......................................... 10,000
         Accounting fees and expenses....................................  5,000
         Printing, EDGAR formatting and mailing expenses.................  5,000
         Miscellaneous...................................................    563
                                                                         -------
                  Total..................................................$27,000
                                                                         =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power, under specified circumstances, to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action or proceeding to which he or she is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein. Indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the General Corporation Law of the State of Delaware. A corporation also has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person or incurred by such person in any capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the law.

         The Restated Certificate of Incorporation of Smith and the Restated Bylaws of Smith extend indemnification rights to its directors, officers, employees and agents to the fullest extent authorized by the General Corporation Law of the State of Delaware. The Restated Certificate of Incorporation of Smith and the Restated Bylaws of Smith also permit Smith to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Smith against any liability asserted against such person and incurred by such person is such capacity, whether or not Smith would have the power or the obligation to indemnify such person against such liability. Reference is made to the Restated Certificate of Incorporation and the Restated Bylaws of Smith.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director of the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Smith's Restated Certificate of Incorporation contains such a provision, and further provides that if the General Corporation Law of the State of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of the directors of Smith shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The above discussion of Smith's Restated Certificate of Incorporation and Restated Bylaws and of Sections 102(b)(7) and 145 of the General Corporation Law of the State of Delaware is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation, Restated Bylaws and statutes.

ITEM 16.  EXHIBITS.

         Exhibit
         Number                          Description
         -------                         -----------

         4.1 - Restated Certificate of Incorporation of the registrant as amended to date (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

         4.2 - Bylaws of the registrant as amended to date (incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

         4.3 - Rights Agreement dated as of June 19, 1990 between the registrant and First Chicago Trust Company of New York
                  (incorporated by reference to Exhibit 4.13 to the registrant's
                  Annual Report on Form 10-K for the year ended December 31,
                  1991).

         *5.1 - Opinion of Gardere Wynne Sewell & Riggs, L.L.P., regarding legality of securities.

         *23.1    - Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in
                  Exhibit 5.1).

         *23.2 - Consent of Arthur Andersen LLP with respect to the financial statements of the registrant.

          24.1    - Powers of Attorney (included in the signature page).


----------------
*Filed herewith

ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required to section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or to the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration, by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of June, 1999.
                                           SMITH INTERNATIONAL, INC.

                                           By: /s/ DOUGLAS L. ROCK
                                              ----------------------
                                                Douglas L. Rock,
                                          Chief Executive Officer, President and
                                                 Chief Operating Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints Neal S. Sutton and John J. Kennedy, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact, with full power to execute in his name, place and stead, in any and all capacities this Registration Statement, together with any and all amendments (including any and all pre- and post-effective amendments thereto) to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requested to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, and each of them, or the substitute or substitutes of either of them, shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE               TITLE                           DATE
     ---------               -----                           ----

/s/ DOUGLAS L. ROCK          Chief Executive Officer,        June 4, 1999
------------------------     President and Chief
    Douglas L. Rock          Operating Officer
                             (Principal Executive
                             Officer)


/s/ LOREN K. CARROLL         Executive Vice                  June 4, 1999
------------------------     President and Director
Loren K. Carroll


/s/ MARGARET K. DORMAN       Senior Vice President           June 4, 1999
------------------------     and Chief Financial
Margaret K. Dorman           Officer
                             (Principal Financial and
                             Accounting Officer)

       SIGNATURE                     TITLE                       DATE
       ---------                     -----                       ----

                                     Director
-----------------------
Benjamin F. Bailar

/s/ G. CLYDE BUCK                    Director                    June 4, 1999
-----------------------
G. Clyde Buck


/s/ JAMES R. GIBBS                   Director                    June 4, 1999
-----------------------
James R. Gibbs

                                     Director
-----------------------
Jerryn W. Neely


/s/ WALLACE S. WILSON                Director                    June 4, 1999
-----------------------
Wallace S. Wilson

                                INDEX TO EXHIBITS

EXHIBIT
   NO.                               DESCRIPTION
-------                              -----------
4.1      - Restated Certificate of Incorporation of the registrant as amended to date (incorporated by reference to Exhibit 3.1 to the registrant's
         Annual Report on Form 10-K for the fiscal year ended December 31,
         1993).

4.2 - Bylaws of the registrant as amended to date (incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1998).

4.3 - Rights Agreement dated as of June 19, 1990 between the registrant and First Chicago Trust Company of New York (incorporated by reference to
         Exhibit 4.13 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1991).

*5.1 - Opinion of Gardere Wynne Sewell & Riggs, L.L.P., regarding legality of securities.

*23.1    - Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in Exhibit
         5.1).

*23.2 - Consent of Arthur Andersen LLP with respect to the financial statements of the registrant.

24.1     - Powers of Attorney (included in the signature page).

---------------
*Filed herewith.